As filed with the Securities and Exchange Commission on October 5, 2007

Registration No. 333—142737

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	54-1252625
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13880 Dulles Corner Lane

Herndon, VA 20171

(703) 734-8606

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin T. Parker

Chairman, President and Chief Executive Officer

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

(703) 734-8606

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Steinwurtzel, Esq.	David R. Schwiesow	Kris F. Heinzelman, Esq.
Vasiliki B. Tsaganos, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP 1001 Pennsylvania Avenue, N.W., Suite 800 Washington, DC 20004 Tel: (202) 639-7000 Fax: (202) 639-7003	Senior Vice President, General Counsel and Secretary Deltek, Inc. 13880 Dulles Corner Lane Herndon, VA 20171 Tel: (703) 734-8606 Fax: (703) 880-0260	Damien R. Zoubek, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 Tel: (212) 474-1000 Fax: (212) 474-3700

Approximate date of commencement of proposed sale to the public:  As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering amount(1)	Amount of registration fee
Common stock, par value $0.001 per share	$200,000,000	$6,140	(2)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-142737) of Deltek, Inc. is being filed solely to file the exhibits indicated in “Part II—Item 16(a)—Exhibits” and “Part II—Index to Exhibits.” Other than the addition of exhibits and corresponding changes to the exhibit index and signature page, the remainder of the Form S-1 is unchanged.

1

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discount, payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee and The Nasdaq Global Market fee.

Item	Amount
Securities and Exchange Commission registration fee		$6,140
NASD filing fee		20,500
The Nasdaq Global Market fee		5,000
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Printing and engraving expenses		*
Miscellaneous expenses		*

Total	$	*

*	To be provided by amendment.

The Registrant will bear all expenses shown above.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify its officers, directors and other corporate agents to the extent and under the circumstances set forth therein. Our certificate of incorporation and bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article VI of our certificate of incorporation eliminates the personal liability of a director to us or our shareholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our shareholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

The above discussion of Section 145 of the Delaware General Corporation Law and of our amended certificate of incorporation and bylaws is not intended to be exhaustive and is respectively qualified in its entirety by Section 145 of the Delaware General Corporation Law, our certificate of incorporation and our bylaws.

As permitted by Section 145 of the Delaware General Corporation Law, we carry primary and excess insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under the policies, the insurer, on our behalf, may also pay amounts for which we granted indemnification to our directors and officers.

In addition, the underwriting agreement to be filed as Exhibit 1.1 to this Registration Statement provides that the underwriters will indemnify us and our executive officers and directors for certain liabilities, including liabilities arising under the Securities Act, or otherwise.

Item 15. Recent Sales of Unregistered Securities.

During the three year period preceding the date of the filing of this registration statement, we have issued securities in the transactions described below without registration under the Securities Act. These securities were offered and sold by us in reliance upon exemptions from the registration requirements provided by Section 4(2) of the Securities Act, Regulation D under the Securities Act as transactions by an issuer not involving a public offering or Rule 701 under the Securities Act as transactions pursuant to written compensatory benefit plans and contracts relating to compensation with our employees. The recipients of securities acquired pursuant to an exemption from registration under Section 4(2) of the Securities Act were accredited investors. The following information reflects our 9:1 stock dividend on January 26, 2006 and our share price adjustment from $7.22 per share to $9.00 per share with respect to certain stock purchases made.

No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting the transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

•

On April 22, 2005, in connection with the recapitalization, we issued 91.40 shares of our Class A common stock to New Mountain Partners II, L.P. for an aggregate purchase price of $91.40, 7.03 shares of our Class A common stock to Allegheny New Mountain Partners, L.P. for an aggregate purchase price of $7.03 and 1.57 shares of our Class A common stock to New Mountain Affiliated Investors II, L.P. for an aggregate purchase price of $1.57.

•

On April 22, 2005, in connection with the recapitalization, we issued 26,579,510 shares of our common stock to New Mountain Partners II, L.P. for an aggregate purchase price of $95,972,701.60, 2,043,150 shares of our common stock to Allegheny New Mountain Partners, L.P. for an aggregate purchase price of $7,377,355.97 and 456,920 shares of our common stock to New Mountain Affiliated Investors II, L.P. for an aggregate purchase price of $1,649,842.43.

•

On April 22, 2005, in connection with the recapitalization, we issued $68,551,995 in aggregate principal amount of our 8% subordinated debentures due 2015 to New Mountain Partners II, L.P., $5,269,545 in aggregate principal amount of our 8% subordinated debentures due 2015 to Allegheny New Mountain Partners, L.P. and $1,178,460.00 in aggregate principal amount of our 8% subordinated debentures due 2015 to New Mountain Affiliated Investors II, L.P.

•	On April 22, 2005, in connection with the recapitalization, we issued $25,000,000 in aggregate principal amount of our 8% subordinated debentures due 2015 to Kenneth E. deLaski.

•

On April 22, 2005 and in connection with the recapitalization transaction, we issued an aggregate of 634,210 shares of our common stock for an aggregate purchase price of $2,289,498.10 to the following members of our management or affiliated trusts: Babette J. Aller, Timothy J. Bailey, Eric J. Brehm, Eric Brown, Brian E. Daniell, Scott A. DeFusco, Timothy K. Hannon, Catherine R. Henry, Cynthia S. Kalkwarf, Patricia A. Kelly, Douglas P. Kern, Michael D. Klaus, Richard A. Miller, III, Edward G. Muldrow, David P. Sample, Michael A. Scopa, Stephen F. Seaman Jr., Elizabeth C. Waksmunski, Cherryl A. Watson, Debra K. White, Richard S. Wilkinson and Jeffrey K. Woerner.

•	On July 20, 2005, we granted options to purchase 900,270 shares of our common stock at exercise prices of $3.61 and $7.22 per share to Kevin T. Parker under our 2005 Stock Option Plan.

•	On August 2, 2005, we granted options to purchase 55,400 shares of our common stock at an exercise price of $3.61 per share to Nanci E. Caldwell and Albert A. Notini under our 2005 Stock Option Plan.

•	On October 3, 2005, we issued 69,230 shares of our common stock to David W. Marvin for an aggregate purchase price of $249,920.30 in connection with our acquisition of Wind2 Software, Inc.

•	On October 10, 2005, we issued 20,770 shares of our common stock to Scott K. Schneider at an aggregate purchase price of $74,979.70 in connection with our acquisition of Wind2 Software, Inc.

•	On November 3, 2005, we granted options to purchase 2,061,890 shares of our common stock at exercise prices of $3.61 and $7.22 per share to certain employees under our 2005 Stock Option Plan.

•

On December 1, 2005, we issued 41,550 shares of our common stock to Nanci E. Caldwell for an aggregate purchase price of $149,995.50 and 34,620 shares of our common stock to Albert A. Notini for an aggregate purchase price of $124,978.20.

•	On December 15, 2005, we issued 84,000 shares of our common stock to James C. Reagan for an aggregate purchase price of $303,240.00.

•	On December 29, 2005, we issued 138,500 shares of our common stock to Kevin T. Parker for an aggregate purchase price of $499,985.00.

•	On January 17, 2006, we issued 27,700 shares of our common stock to William D. Clark for an aggregate purchase price of $99,997.00.

•

On January 26, 2006, we granted options to purchase 62,330 shares of our common stock at an exercise price of $7.22 per share to Michael L. Angles, Sean M. Hickey, Michael A. Scopa, Eric Brown and Richard S. Wilkinson under our 2005 Stock Option Plan. In December 2006, the exercise price of these options was adjusted to $7.91 per share.

•

On March 9, 2006, we granted options to purchase 302,500 shares of our common stock at an exercise price of $7.22 per share to Carolyn J. Parent, Jennifer Felix, Laurie Powers, Caroline Proctor, Charlie Ungashick and Bill Doyle under our 2005 Stock Option Plan. In December 2006, the exercise price of these options was adjusted to $7.91 per share.

•

On March 17, 2006, we issued 34,627 shares of our common stock to Anthony P.G. Welsh for an aggregate purchase price of $250,006.94 and 34,627 shares of our common stock to Stephen C. Cook for an aggregate purchase price of $250,006.94 in connection with our acquisition of WST Corporation d/b/a Welcom.

•

On April 26, 2006, we granted options to purchase 22,000 shares of our common stock at an exercise price of $7.22 per share to John Pitsenberger and Jordan Stewart under our 2005 Stock Option Plan. In December 2006, the exercise price of these options was adjusted to $8.41 per share.

•

On May 30, 2006, we granted options to purchase 125,000 shares of our common stock at an exercise price of $7.22 per share to David R. Schwiesow under our 2005 Stock Option Plan. In December 2006, the exercise price of these options was adjusted to $9.00 per share.

•	On June 2, 2006, we issued 55,555 shares of our common stock to Kathleen deLaski Grubb for an aggregate purchase price of $499,995.00.

•

On June 2, 2006, we granted options to purchase 113,100 shares of our common stock at an exercise price of $7.22 per share to Kathleen deLaski, Joseph M. Kampf and Janet R. Perna under our 2005 Stock Option Plan. In December 2006, the exercise price of these options was adjusted to $9.00 per share.

•	On June 5, 2006, we issued 11,110 shares of our common stock to Janet R. Perna for an aggregate purchase price of $99,999.00.

•	On June 16, 2006, we issued 11,110 shares of our common stock to David R. Schwiesow for an aggregate purchase price of $99,990.00.

•	On June 28, 2006, we issued 27,777 shares of our common stock to Joseph M. Kampf for an aggregate purchase price of $249,993.00.

•

In June 2006, we issued 2,222 shares of our common stock to Joseph M. Kampf as a result of his election in June 2006 to receive his annual retainer of $20,000 in shares of our common stock at a price of $9.00 per share. The number of shares issued reflects our share price adjustment from $7.22 per share to $9.00 per share with respect to this issuance.

•

On July 24, 2006, we issued 18,181 shares of our common stock to Gary W. Troop and 18,181 shares of our common stock to James H. Price, each for an aggregate purchase price of $199,991.00, in connection with our acquisition of C/S Solutions, Inc.

•

On October 23, 2006, we granted options to purchase 200,000 shares of our common stock at an exercise price of $10.19 per share to Ashley Dunn, Lee Evans, Rachel Hammes, Rajeev Kumar, Richard M. Lowenstein, Greg Mancusi-Ungano and Susan Warner under our 2005 Stock Option Plan. In December 2006, the exercise price of these options was adjusted to $11.48 per share.

•	On November 3, 2006, we issued 3,463 shares of our common stock to Alicia Townes upon the exercise of stock options held by Ms. Townes at an exercise price of $3.61 per share.

•	On November 20, 2006, we granted options to purchase 494,100 shares of our common stock at an exercise price of $11.48 per share to certain employees under our 2005 Stock Option Plan.

•	On November 21, 2006, we granted options to purchase 191,000 shares of our common stock at an exercise price of $11.48 per share to certain employees under our 2005 Stock Option Plan.

•	On December 4, 2006, we granted options to purchase 150,666 shares of our common stock at an exercise price of $11.48 per share to certain employees and directors under our 2005 Stock Option Plan.

•	On January 9, 2007, we granted options to purchase 40,000 shares of our common stock at an exercise price of $12.24 to David Kirby and David Spille under our 2005 Stock Option Plan.

•	On January 15, 2007, we issued 3,000 shares of our common stock to Holly C. Kortright for an aggregate purchase price of $36,720.

•	On January 19, 2007, we granted options to purchase 27,500 shares of our common stock at an exercise price of $12.24 to certain employees and directors under our 2005 Stock Option Plan.

•	On February 5, 2007, we granted options to purchase 17,000 shares of our common stock at an exercise price of $13.05 per share to Ron Ritsick and Tom Vandervort under our 2005 Stock Option Plan.

•

On February 21, 2007, we granted options to purchase 77,500 shares of our common stock at an exercise price of $13.10 to Nanci E. Caldwell, Kathleen deLaski, Joseph M. Kampf, Albert A. Notini and Janet R. Perna under our 2005 Stock Option Plan.

•	On March 9, 2007, we granted options to purchase 24,000 shares of our common stock at an exercise price of $13.10 to Salman Ahmad, Tim Clamp and Paveen Varma under our 2005 Stock Option Plan.

•	On March 15, 2007, we granted options to purchase 700,000 shares of our common stock at an exercise price of $13.10 to certain employees under our 2005 Stock Option Plan.

•	On April 3, 2007, we granted options to purchase 245,500 shares of our common stock at an exercise price of $13.12 per share to certain employees under our 2005 Stock Option Plan.

•

On April 17, 2007, we issued 38,109 shares of our common stock to SCOTT-PATLAN, Inc. for an aggregate purchase price of $499,990.08, in connection with our acquisition of certain assets of Applied Integration Management Corporation.

•

On May 14, 2007, we granted options to purchase 100,000 shares of our common stock at an exercise price of $14.43 per share to Warren Brown, Kim Pilman, Ron Slusher, Jay Sweda, Greg Sybersma and Sarah Tuchler under our 2007 Plan.

•

On May 18, 2007, we granted options to purchase 74,500 shares of our common stock at an exercise price of $14.43 per share to Mary Basile, Vickie Bradley, Teresa Siccama, Shirley Tang and Luang Vu under our 2007 Plan.

•

On June 11, 2007, we granted options to purchase 61,000 shares of our common stock at an exercise price of $16.04 per share to Jennifer Bayat, Mike Bolton, Jamie Forgan, Greg Powers, Mike Pulkowski and Tom Scuteri under our 2007 Plan.

•	On July 10, 2007, we granted options to purchase 176,500 shares of our common stock at an exercise price of $16.05 per share to certain employees under our 2007 Plan.

•	On July 19, 2007, we issued 3,115 shares of our common stock to Richard P. Lowrey for an aggregate purchase price of $49,995.75.

•	On August 6, 2007, we granted options to purchase 389,150 shares of our common stock at an exercise price of $16.12 per share to certain employees under our 2007 Plan.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description of Documents
1.1	Form of Underwriting Agreement*

2.1	Recapitalization Agreement, effective as of December 23, 2004, by and among New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P., Deltek Systems, Inc., the shareholders of Deltek Systems, Inc. and Kenneth E. deLaski, as shareholders’ representative

2.2	Amendment No. 1, dated as of March 14, 2005, to the Recapitalization Agreement by and among New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P., Deltek Systems, Inc., the shareholders of Deltek Systems, Inc. and Kenneth E. deLaski, as shareholders’ representative

2.3	Amendment No. 2, dated as of April 21, 2005, to the Recapitalization Agreement by and among New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P., Deltek Systems, Inc., the shareholders of Deltek Systems, Inc. and Kenneth E. deLaski, as shareholders’ representative

2.4	Advisory Agreement, dated as of April 22, 2005, between Deltek Systems, Inc. and New Mountain Capital, L.L.C.

3.1	Certificate of Incorporation of Deltek, Inc.

3.2	Bylaws of Deltek, Inc.

4.1	Specimen Common Stock Certificate

4.2	Specimen Class A Common Stock Certificate

4.3	Investor Rights Agreement, dated as of April 22, 2005, by and among Deltek Systems, Inc., New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P. and the persons listed on the signature pages thereto

4.4	Management Rights Letter, dated April 22, 2005, between New Mountain Partners II, L.P. and Deltek Systems, Inc.

Exhibit Number	Description of Documents
4.5	Management Rights Letter, dated April 22, 2005, between Allegheny New Mountain Partners, L.P. and Deltek Systems, Inc.

4.6	Amendment No. 1 to Investor Rights Agreement, dated as of August 10, 2007

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP**

5.2	Opinion of Squire, Sanders & Dempsey L.L.P.**

9.1	Shareholders’ Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., the deLaski Shareholders and the persons listed on the signature pages thereto (and for purposes of Sections 3.3 and 3.4, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P.)

9.2	Form of Joinder Agreement to the Shareholders’ Agreement

9.3	Form of Director Shareholder’s Agreement

9.4	Form of 2005 Optionee Shareholder’s Agreement

9.5	Joinder Agreement to the Shareholder’s Agreement between Kevin T. Parker and Deltek Systems, Inc., dated December 29, 2005

9.6	Amendment No. 1 to Shareholder’s Agreement between Deltek Systems, Inc. and Joseph M. Kampf, dated September 14, 2006

9.7	Form of 2007 Optionee Shareholder’s Agreement

9.8	Form of Amendment to Director Shareholder’s Agreement

9.9	Form of Amendment No. 1 to Shareholder’s Agreement

10.1	2006 Employee Incentive Compensation Plan*

10.2	2007 Stock Incentive and Award Plan

10.3	Amended and Restated 2005 Stock Option Plan

10.4	Deltek, Inc. Employee Stock Purchase Plan

10.5	Executive Employment Agreement between Deltek Systems, Inc. and Kenneth E. deLaski dated April 22, 2005

10.6	Employment Agreement between Kevin T. Parker and Deltek Systems, Inc., dated June 16, 2005

10.7	First Stock Option Agreement between Kevin T. Parker and Deltek Systems, Inc., dated September 28, 2006

10.8	Second Stock Option Agreement between Kevin T. Parker and Deltek Systems, Inc., dated September 28, 2006

10.9	Employment Offer Letter between James C. Reagan and Deltek Systems, Inc., dated October 6, 2005

10.10	First Stock Option Agreement between James C. Reagan and Deltek Systems, Inc., dated November 3, 2005

10.11	Second Stock Option Agreement between James C. Reagan and Deltek Systems, Inc., dated November 3, 2005

10.12	Employment Offer Letter between David R. Schwiesow and Deltek Systems, Inc., dated May 8, 2006

10.13	First Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated December 20, 2006

Exhibit Number	Description of Documents

10.14	Amendment to Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated December 20, 2006

10.15	Second Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated December 20, 2006

10.16	Third Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated January 24, 2007

10.17	Employment Offer Letter between William D. Clark and Deltek Systems, Inc., dated October 6, 2005

10.18	First Stock Option Agreement between William D. Clark and Deltek Systems, Inc., dated November 3, 2005

10.19	Second Stock Option Agreement between William D. Clark and Deltek Systems, Inc., dated November 3, 2005

10.20	Employment Offer Letter between Richard M. Lowenstein and Deltek Systems, Inc, dated May 26, 2006

10.21	Employment Agreement between Richard M. Lowenstein and Deltek Systems, Inc., dated June 26, 2006

10.22	First Stock Option Agreement between Richard M. Lowenstein and Deltek Systems, Inc., dated December 20, 2006

10.23	Amendment to Stock Option Agreement between Richard M. Lowenstein and Deltek Systems, Inc., dated December 20, 2006

10.24	Second Stock Option Agreement between Richard M. Lowenstein and Deltek Systems, Inc., dated December 20, 2006

10.25	Employment Offer Letter between Carolyn J. Parent and Deltek Systems, Inc., dated February 8, 2006

10.26	First Stock Option Agreement between Carolyn J. Parent and Deltek Systems, Inc., dated December 20, 2006

10.27	Amendment to Stock Option Agreement between Carolyn J. Parent and Deltek Systems, Inc., dated December 20, 2006

10.28	Second Stock Option Agreement between Carolyn J. Parent and Deltek Systems, Inc., dated December 20, 2006

10.29	Employment Offer Letter between Holly C. Kortright and Deltek Systems, Inc., dated September 25, 2006

10.30	Stock Option Agreement between Holly C. Kortright and Deltek Systems, Inc., dated December 20, 2006
10.31	Second Stock Option Agreement between Holly C. Kortright and Deltek, Inc., dated May 24, 2007

10.32	Form of Stock Option Agreement between Eric J. Brehm and Deltek Systems, Inc.

10.33	Notice of First Stock Option Grant between Eric J. Brehm and Deltek Systems, Inc., dated November 3, 2005

10.34	Notice of Second Stock Option Grant between Eric J. Brehm and Deltek Systems, Inc., dated November 3, 2005

10.35	Form of Stock Option Agreement between Richard P. Lowrey and Deltek Systems, Inc.

Exhibit Number	Description of Documents

10.36	Notice of First Stock Option Grant between Richard P. Lowrey and Deltek Systems, Inc., dated November 3, 2005

10.37	Notice of Second Stock Option Grant between Richard P. Lowrey and Deltek Systems, Inc., dated November 3, 2005

10.38	Stock Option Agreement between Richard P. Lowrey and Deltek, Inc., dated May 24, 2007

10.39	Stock Appreciation Rights Agreement between Richard P. Lowrey and Deltek Systems, Inc., dated January 31, 2004

10.40	Amendment to Stock Appreciation Rights Agreement between Richard P. Lowrey and Deltek Systems, Inc., dated May 24, 2004

10.41	Form of Director Stock Option Agreement issued under the Amended and Restated 2005 Stock Option Plan

10.42	Form of Amendment to Director Stock Option Agreement

10.43	Form of Director Stock Option Agreement issued under the Amended and Restated 2005 Stock Option Plan (one-year vesting)

10.44	Non-Competition Agreement, dated as of February 8, 2006, between Carolyn J. Parent and Deltek Systems, Inc.

10.45	Non-Competition Agreement, dated as of April 22, 2005, between Kenneth E. deLaski and Deltek Systems, Inc.

10.46	Non-Competition Agreement, dated as of April 22, 2005, between Donald deLaski and Deltek Systems, Inc.

10.47	Recourse Promissory Note between Joseph M. Kampf and Deltek Systems, Inc., dated June 2, 2006

10.48	Release Agreement, dated as of April 22, 2005, by and among Deltek Systems, Inc. and the shareholders listed on the signature pages thereto

10.49	Form of Officer Stock Purchase Agreement

10.50	Form of Director Stock Purchase Agreement

10.51	Form of Share Price Adjustment Agreement

10.52	Director Invitation Letter between Nanci E. Caldwell and Deltek Systems, Inc., dated August 2, 2005

10.53	Director Invitation Letter between Kathleen deLaski and Deltek Systems, Inc., dated April 3, 2006

10.54	Director Invitation Letter between Joseph M. Kampf and Deltek Systems, Inc., dated April 3, 2006

10.55	Director Invitation Letter between Albert A. Notini and Deltek Systems, Inc., dated August 2, 2005

10.56	Credit Agreement, dated as of April 22, 2005, by and among Deltek Systems, Inc., as borrower, the other lenders signatory thereto, and Credit Suisse First Boston, as lender, lead arranger, administrative and collateral agent

10.57	Amendment No. 1 to Credit Agreement, dated as of August 12, 2005, by and among Deltek Systems, Inc., as borrower, the lenders signatory thereto and Credit Suisse, as lender, administrative agent and collateral agent

10.58	Incremental Term Loan Assumption Amendment No. 2 to Credit Agreement, dated as of April 28, 2006 by and among Deltek Systems, Inc., as borrower, the lenders signatory thereto and Credit Suisse, as lender, administrative agent and collateral agent

Exhibit Number	Description of Documents

10.59	Guarantee and Collateral Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., the subsidiaries of Deltek Systems, Inc. signatories thereto and Credit Suisse First Boston, as collateral agent

10.60	Supplement No. 1 to Guarantee and Collateral Agreement, dated as of October 3, 2005, among Deltek Systems, Inc., the subsidiary guarantors signatory thereto and Credit Suisse, as collateral agent

10.61	Supplement No. 2 to Guarantee and Collateral Agreement, dated as of March 17, 2006, among Deltek Systems, Inc., the subsidiary guarantors signatory thereto and Credit Suisse First Boston as collateral agent

10.62	Supplement No. 3 to Guarantee and Collateral Agreement, dated as of July 24, 2006, among Deltek Systems, Inc., the subsidiary guarantors signatory thereto and Credit Suisse, as collateral agent

10.63	Consent and Waiver to Credit Agreement, dated as of April 13, 2006 among Deltek Systems, Inc., the lenders signatory thereto and Credit Suisse, as administrative agent for the lenders

10.64	Subsidiary Trademark Security Agreement, dated as of July 21, 2006 between C/S Solutions, Inc. as subsidiary guarantor and Credit Suisse, as collateral agent

10.65	Subsidiary Trademark Security Agreement, dated as of May 1, 2006 between WST Corporation as subsidiary guarantor and Credit Suisse, as collateral agent

10.66	Subsidiary Trademark Security Agreement, dated as of October 14, 2005 between Wind2 Software, Inc., as subsidiary guarantor and Credit Suisse, as collateral agent

10.67	Subsidiary Copyright Security Agreement, dated as of October 14, 2005 between Wind2 Software, Inc., as subsidiary guarantor and Credit Suisse, as collateral agent

10.68	Amendment to Employment Agreement between Kevin T. Parker and Deltek, Inc., dated April 7, 2007

10.69	Amendment to Employment Offer Letter between James C. Reagan and Deltek, Inc., dated May 2, 2007

10.70	Employment Letter Agreement between Richard P. Lowrey and Deltek, Inc., dated May 2, 2007

10.71	Employment Letter Agreement between Eric Brehm and Deltek, Inc., dated May 2, 2007

10.72	Employment Letter Agreement between Carolyn J. Parent and Deltek, Inc., dated May 2, 2007

10.73	Amendment to Employment Letter Agreement between William D. Clark and Deltek, Inc., dated May 2, 2007

10.74	Amendment to Employment Letter Agreement between Holly Kortright and Deltek, Inc., dated May 2, 2007

10.75	Amendment to Employment Letter Agreement between Richard Lowenstein and Deltek, Inc., dated May 2, 2007

10.76	Amendment to Employment Letter Agreement between David Schwiesow and Deltek, Inc., dated May 2, 2007

10.77	Third Stock Option Agreement between Kevin T. Parker and Deltek, Inc., dated June 11, 2007

10.78	Third Stock Option Agreement between James C. Reagan and Deltek, Inc., dated May 24, 2007

10.79	Fourth Stock Option Agreement between David R. Schwiesow and Deltek, Inc. dated May 24, 2007

Exhibit Number	Description of Documents

10.80	Third Stock Option Agreement between William D. Clark and Deltek, Inc., dated May 24, 2007

10.81	Third Stock Option Agreement between Richard M. Lowenstein and Deltek, Inc., dated May 24, 2007

10.82	Third Stock Option Agreement between Carolyn J. Parent and Deltek, Inc., dated May 24, 2007

10.83	Stock Option Agreement between Eric J. Brehm and Deltek, Inc., dated May 24, 2007

10.84	Form of 2007 Plan Option Agreements

10.85	Employment Offer Letter between David Hare and Deltek, Inc., dated September 17, 2007

10.86	Form of Custody Agreement by and among Deltek, Inc., the selling stockholders signatory thereto and Computershare Inc., as custodian, paying agent and liquidating agent**

21.1	Subsidiaries of Deltek, Inc.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1)**

23.3	Consent of Squire, Sanders & Dempsey L.L.P. (included in the opinion filed as Exhibit 5.2)**

24.1	Power of Attorney (included in signature page)

24.2	Power of Attorney of James C. Reagan

*	To be filed by amendment.
**	Filed herewith.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(i) To provide to the underwriter, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(ii) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(iii) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on October 5, 2007.

DELTEK, INC.

By:	/s/ KEVIN T. PARKER
Kevin T. Parker Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signatures	Title	Date

/s/ KEVIN T. PARKER Kevin T. Parker	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 5, 2007

/S/ JAMES C. REAGAN James C. Reagan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 5, 2007

* Michael B. Ajouz	Michael B. Ajouz (Director)	October 5, 2007

* Nanci E. Caldwell	Nanci E. Caldwell (Director)	October 5, 2007

* Kathleen deLaski	Kathleen deLaski (Director)	October 5, 2007

* Joseph M. Kampf	Joseph M. Kampf (Director)	October 5, 2007

* Steven B. Klinsky	Steven B. Klinsky (Director)	October 5, 2007

* Albert A. Notini	Albert A. Notini (Director)	October 5, 2007

* Janet R. Perna	Janet R. Perna (Director)	October 5, 2007

* Alok Singh	Alok Singh (Director)	October 5, 2007

*By:	/s/ KEVIN T. PARKER
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Documents
1.1	Form of Underwriting Agreement*

2.1	Recapitalization Agreement, effective as of December 23, 2004, by and among New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P., Deltek Systems, Inc., the shareholders of Deltek Systems, Inc. and Kenneth E. deLaski, as shareholders’ representative

2.2	Amendment No. 1, dated as of March 14, 2005, to the Recapitalization Agreement by and among New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P., Deltek Systems, Inc., the shareholders of Deltek Systems, Inc. and Kenneth E. deLaski, as shareholders’ representative

2.3	Amendment No. 2, dated as of April 21, 2005, to the Recapitalization Agreement by and among New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P., Deltek Systems, Inc., the shareholders of Deltek Systems, Inc. and Kenneth E. deLaski, as shareholders’ representative

2.4	Advisory Agreement, dated as of April 22, 2005, between Deltek Systems, Inc. and New Mountain Capital, L.L.C.

3.1	Certificate of Incorporation of Deltek, Inc.

3.2	Bylaws of Deltek, Inc.

4.1	Specimen Common Stock Certificate

4.2	Specimen Class A Common Stock Certificate

4.3	Investor Rights Agreement, dated as of April 22, 2005, by and among Deltek Systems, Inc., New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P. and the persons listed on the signature pages thereto

4.4	Management Rights Letter, dated April 22, 2005, between New Mountain Partners II, L.P. and Deltek Systems, Inc.

4.5	Management Rights Letter, dated April 22, 2005, between Allegheny New Mountain Partners, L.P. and Deltek Systems, Inc.

4.6	Amendment No. 1 to Investor Rights Agreement, dated as of August 10, 2007

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP**

5.2	Opinion of Squire, Sanders & Dempsey L.L.P.**

9.1	Shareholders’ Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., the deLaski Shareholders and the persons listed on the signature pages thereto (and for purposes of Sections 3.3 and 3.4, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P.)

9.2	Form of Joinder Agreement to the Shareholders’ Agreement

9.3	Form of Director Shareholder’s Agreement

9.4	Form of 2005 Optionee Shareholder’s Agreement

9.5	Joinder Agreement to the Shareholder’s Agreement between Kevin T. Parker and Deltek Systems, Inc., dated December 29, 2005

9.6	Amendment No. 1 to Shareholder’s Agreement between Deltek Systems, Inc. and Joseph M. Kampf, dated September 14, 2006

9.7	Form of 2007 Optionee Shareholder’s Agreement

Exhibit Number	Description of Documents

9.8	Form of Amendment to Director Shareholder’s Agreement

9.9	Form of Amendment No. 1 to the Shareholder’s Agreement

10.1	2006 Employee Incentive Compensation Plan*

10.2	2007 Stock Incentive and Award Plan

10.3	Amended and Restated 2005 Stock Option Plan

10.4	Deltek, Inc. Employee Stock Purchase Plan

10.5	Executive Employment Agreement between Deltek Systems, Inc. and Kenneth E. deLaski dated April 22, 2005

10.6	Employment Agreement between Kevin T. Parker and Deltek Systems, Inc., dated June 16, 2005

10.7	First Stock Option Agreement between Kevin T. Parker and Deltek Systems, Inc., dated September 28, 2006

10.8	Second Stock Option Agreement between Kevin T. Parker and Deltek Systems, Inc., dated September 28, 2006

10.9	Employment Offer Letter between James C. Reagan and Deltek Systems, Inc., dated October 6, 2005

10.10	First Stock Option Agreement between James C. Reagan and Deltek Systems, Inc., dated November 3, 2005

10.11	Second Stock Option Agreement between James C. Reagan and Deltek Systems, Inc., dated November 3, 2005

10.12	Employment Offer Letter between David R. Schwiesow and Deltek Systems, Inc., dated May 8, 2006

10.13	First Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated December 20, 2006

10.14	Amendment to Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated December 20, 2006

10.15	Second Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated December 20, 2006

10.16	Third Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated January 24, 2007

10.17	Employment Offer Letter between William D. Clark and Deltek Systems, Inc., dated October 6, 2005

10.18	First Stock Option Agreement between William D. Clark and Deltek Systems, Inc., dated November 3, 2005

10.19	Second Stock Option Agreement between William D. Clark and Deltek Systems, Inc., dated November 3, 2005

10.20	Employment Offer Letter between Richard M. Lowenstein and Deltek Systems, Inc, dated May 26, 2006

10.21	Employment Agreement between Richard M. Lowenstein and Deltek Systems, Inc., dated June 26, 2006

10.22	First Stock Option Agreement between Richard M. Lowenstein and Deltek Systems, Inc., dated December 20, 2006

10.23	Amendment to Stock Option Agreement between Richard M. Lowenstein and Deltek Systems, Inc., dated December 20, 2006

Exhibit Number	Description of Documents

10.24	Second Stock Option Agreement between Richard M. Lowenstein and Deltek Systems, Inc., dated December 20, 2006

10.25	Employment Offer Letter between Carolyn J. Parent and Deltek Systems, Inc., dated February 8, 2006

10.26	First Stock Option Agreement between Carolyn J. Parent and Deltek Systems, Inc., dated December 20, 2006

10.27	Amendment to Stock Option Agreement between Carolyn J. Parent and Deltek Systems, Inc., dated December 20, 2006

10.28	Second Stock Option Agreement between Carolyn J. Parent and Deltek Systems, Inc., dated December 20, 2006

10.29	Employment Offer Letter between Holly C. Kortright and Deltek Systems, Inc., dated September 25, 2006

10.30	Stock Option Agreement between Holly C. Kortright and Deltek Systems, Inc., dated December 20, 2006

10.31	Second Stock Option Agreement between Holly C. Kortright and Deltek, Inc., dated May 24, 2007

10.32	Form of Stock Option Agreement between Eric J. Brehm and Deltek Systems, Inc.

10.33	Notice of First Stock Option Grant between Eric J. Brehm and Deltek Systems, Inc., dated November 3, 2005

10.34	Notice of Second Stock Option Grant between Eric J. Brehm and Deltek Systems, Inc., dated November 3, 2005

10.35	Form of Stock Option Agreement between Richard P. Lowrey and Deltek Systems, Inc.

10.36	Notice of First Stock Option Grant between Richard P. Lowrey and Deltek Systems, Inc., dated November 3, 2005

10.37	Notice of Second Stock Option Grant between Richard P. Lowrey and Deltek Systems, Inc., dated November 3, 2005

10.38	Stock Option Agreement between Richard P. Lowrey and Deltek, Inc., dated May 24, 2007

10.39	Stock Appreciation Rights Agreement between Richard P. Lowrey and Deltek Systems, Inc., dated January 31, 2004

10.40	Amendment to Stock Appreciation Rights Agreement between Richard P. Lowrey and Deltek Systems, Inc., dated May 24, 2004

10.41	Form of Director Stock Option Agreement issued under the Amended and Restated 2005 Stock Option Plan

10.42	Form of Amendment to Director Stock Option Agreement

10.43	Form of Director Stock Option Agreement issued under the Amended and Restated 2005 Stock Option Plan (one-year vesting)

10.44	Non-Competition Agreement, dated as of February 8, 2006, between Carolyn J. Parent and Deltek Systems, Inc.

10.45	Non-Competition Agreement, dated as of April 22, 2005, between Kenneth E. deLaski and Deltek Systems, Inc.

10.46	Non-Competition Agreement, dated as of April 22, 2005, between Donald deLaski and Deltek Systems, Inc.

10.47	Recourse Promissory Note between Joseph Kampf and Deltek Systems, Inc., dated June 2, 2006

Exhibit Number	Description of Documents

10.48	Release Agreement, dated as of April 22, 2005, by and among Deltek Systems, Inc. and the shareholders listed on the signature pages thereto

10.49	Form of Officer Stock Purchase Agreement

10.50	Form of Director Stock Purchase Agreement

10.51	Form of Share Price Adjustment Agreement

10.52	Director Invitation Letter between Nanci E. Caldwell and Deltek Systems, Inc., dated August 2, 2005

10.53	Director Invitation Letter between Kathleen deLaski and Deltek Systems, Inc., dated April 3, 2006

10.54	Director Invitation Letter between Joseph M. Kampf and Deltek Systems, Inc., dated April 3, 2006

10.55	Director Invitation Letter between Albert A. Notini and Deltek Systems, Inc., dated August 2, 2005

10.56	Credit Agreement, dated as of April 22, 2005, by and among Deltek Systems, Inc., as borrower, the other lenders signatory thereto, and Credit Suisse First Boston, as lender, lead arranger, administrative and collateral agent

10.57	Amendment No. 1 to Credit Agreement, dated as of August 12, 2005, by and among Deltek Systems, Inc., as borrower, the lenders signatory thereto and Credit Suisse, as lender, administrative agent and collateral agent

10.58	Incremental Term Loan Assumption Amendment No. 2 to Credit Agreement, dated as of April 28, 2006 by and among Deltek Systems, Inc., as borrower, the lenders signatory thereto and Credit Suisse, as lender, administrative agent and collateral agent

10.59	Guarantee and Collateral Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., the subsidiaries of Deltek Systems, Inc. signatories thereto and Credit Suisse First Boston, as collateral agent

10.60	Supplement No. 1 to Guarantee and Collateral Agreement, dated as of October 3, 2005, among Deltek Systems, Inc., the subsidiary guarantors signatory thereto and Credit Suisse, as collateral agent

10.61	Supplement No. 2 to Guarantee and Collateral Agreement, dated as of March 17, 2006, among Deltek Systems, Inc., the subsidiary guarantors signatory thereto and Credit Suisse First Boston as collateral agent

10.62	Supplement No. 3 to Guarantee and Collateral Agreement, dated as of July 24, 2006, among Deltek Systems, Inc., the subsidiary guarantors signatory thereto and Credit Suisse, as collateral agent

10.63	Consent and Waiver to Credit Agreement, dated as of April 13, 2006 among Deltek Systems, Inc., the lenders signatory thereto and Credit Suisse, as administrative agent for the lenders

10.64	Subsidiary Trademark Security Agreement, dated as of July 21, 2006 between C/S Solutions, Inc. as subsidiary guarantor and Credit Suisse, as collateral agent

10.65	Subsidiary Trademark Security Agreement, dated as of May 1, 2006 between WST Corporation as subsidiary guarantor and Credit Suisse, as collateral agent

10.66	Subsidiary Trademark Security Agreement, dated as of October 14, 2005 between Wind2 Software, Inc., as subsidiary guarantor and Credit Suisse, as collateral agent

10.67	Subsidiary Copyright Security Agreement, dated as of October 14, 2005 between Wind2 Software, Inc., as subsidiary guarantor and Credit Suisse, as collateral agent

10.68	Amendment to Employment Agreement between Kevin T. Parker and Deltek, Inc., dated April 7, 2007

10.69	Amendment to Employment Offer Letter between James C. Reagan and Deltek, Inc., dated May 2, 2007

Exhibit Number	Description of Documents

10.70	Employment Letter Agreement between Richard P. Lowrey and Deltek, Inc., dated May 2, 2007

10.71	Employment Letter Agreement between Eric Brehm and Deltek, Inc., dated May 2, 2007

10.72	Employment Letter Agreement between Carolyn J. Parent and Deltek, Inc., dated May 2, 2007

10.73	Amendment to Employment Letter Agreement between William D. Clark and Deltek, Inc., dated May 2, 2007

10.74	Amendment to Employment Letter Agreement between Holly Kortright and Deltek, Inc., dated May 2, 2007

10.75	Amendment to Employment Letter Agreement between Richard Lowenstein and Deltek, Inc., dated May 2, 2007

10.76	Amendment to Employment Letter Agreement between David Schwiesow and Deltek, Inc., dated May 2, 2007

10.77	Third Stock Option Agreement between Kevin T. Parker and Deltek, Inc., dated June 11, 2007

10.78	Third Stock Option Agreement between James C. Reagan and Deltek, Inc., dated May 24, 2007

10.79	Fourth Stock Option Agreement between David R. Schwiesow and Deltek, Inc. dated May 24, 2007

10.80	Third Stock Option Agreement between William D. Clark and Deltek, Inc., dated May 24, 2007

10.81	Third Stock Option Agreement between Richard M. Lowenstein and Deltek, Inc., dated May 24, 2007

10.82	Third Stock Option Agreement between Carolyn J. Parent and Deltek, Inc., dated May 24, 2007

10.83	Stock Option Agreement between Eric J. Brehm and Deltek, Inc., dated May 24, 2007

10.84	Form of 2007 Plan Option Agreements

10.85	Employment Offer Letter between David Hare and Deltek, Inc., dated September 17, 2007

10.86	Form of Custody Agreement by and among Deltek, Inc., the selling stockholders signatory thereto and Computershare Inc., as custodian, paying agent and liquidating agent**

21.1	Subsidiaries of Deltek, Inc.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1)**

23.3	Consent of Squire, Sanders & Dempsey L.L.P. (included in the opinion filed as Exhibit 5.2)**

24.1	Power of Attorney (included in signature page)

24.2	Power of Attorney of James C. Reagan

*	To be filed by amendment.
**	Filed herewith.